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Filed Pursuant to Rule 424(b)(7)
Registration No. 333-177052

Prospectus Supplement
(To Prospectus dated October 11, 2011)

4,000,000 Shares

CoreSite Realty Corporation

Common Stock

        The selling stockholders named in this prospectus supplement are selling 4,000,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "COR." The last reported sale price of our common stock on the New York Stock Exchange on October 28, 2015 was $56.62 per share.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 2 of the accompanying prospectus.

        The underwriters have agreed to purchase the shares of our common stock from the selling stockholders at a price of $54.56 per share. The proceeds to the selling stockholders from the sale will be $218.2 million.

        The shares may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, in the over-the-counter market or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See "Underwriting."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares to purchasers on or about November 3, 2015.

Citigroup	Jefferies

October 28, 2015

Prospectus Supplement

Prospectus

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        You should read this prospectus supplement along with the accompanying prospectus, as well as the information incorporated by reference herein and therein, carefully before you invest in our common stock.

        The accompanying prospectus contains information about our securities generally, some of which does not apply to the common stock covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

        Unless this prospectus supplement otherwise indicates or the context otherwise requires, all references in this prospectus supplement to "we," "us," and "our" and "our company" collectively refer to CoreSite Realty Corporation, a Maryland corporation, CoreSite, L.P., and any of our other subsidiaries. CoreSite, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus supplement as our operating partnership.

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SELLING STOCKHOLDERS

        The "selling stockholders" are investment funds affiliated with The Carlyle Group, as identified in the footnotes to the following table. As of the date of this prospectus supplement, the selling stockholders do not hold any shares of our common stock, but rather hold an aggregate of 20,775,390 units representing common limited partnership interests, or common units, in CoreSite, L.P., our operating partnership. Under the limited partnership agreement for our operating partnership, the common units are redeemable for cash or, at our election, exchangeable for shares of our common stock on a one-for-one basis. Prior to the closing of this offering, the selling stockholders have agreed to exercise their right to tender an aggregate of 4,000,000 common units for redemption and we have agreed to acquire such common units in exchange for 4,000,000 shares of our common stock, or the Exchange, which shares are being sold in this offering.

        As of October 21, 2015, there were 26,643,508 shares of our common stock outstanding, which includes 516,086 unvested restricted stock awards, and 20,860,847 common units held by limited partners of our operating partnership outstanding, which includes 20,775,390 common units held by the selling stockholders. As of such date, our company held 55.6% of the common units of our operating partnership and the selling stockholders, together with all other limited partners of our operating partnership, held 44.4% of the common units of our operating partnership. As a result of the Exchange, the number of common units held by our company and outstanding shares of our common stock will increase by 4,000,000 and our company will own 64.1% of the common units of our operating partnership. Upon completion of this offering, the selling stockholders will continue to hold an aggregate of 16,775,390 common units that they may elect to redeem at any time in whole or in part. If, immediately upon completion of this offering, the selling stockholders elected to tender for redemption all of their remaining common units and we elected to acquire such units in exchange for shares of our common stock, the selling stockholders would collectively own approximately 35.4% of our issued and outstanding common stock.

        The following table and footnotes thereto indicate the:

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  names of the selling stockholders;

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  maximum number of shares of our common stock issuable to the selling stockholders upon exchange of all of their common units held prior to the Exchange;

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  number of shares of our common stock offered by the selling stockholders in the offering;

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  aggregate number of shares of our common stock that will be owned by the selling stockholders after the offering; and

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  maximum number of shares of our common stock issuable to the selling stockholders upon exchange of all of their common units held after the Exchange and this offering.

	Prior to the Exchange and this Offering				After the Exchange and this Offering
		Common Stock Issuable Upon Exchange of All Common Units(1)				Common Stock Issuable Upon Exchange of All Common Units(1)
Shares of Common Stock Issued Upon Exchange and to be Sold in this Offering
	Common Stock Beneficially Owned				Common Stock Beneficially Owned
Name		Number	Percent			Number	Percent
Investment funds affiliated with The Carlyle Group(2)	—	20,775,390	43.8%	4,000,000	—	16,775,390	35.4%

(1)
Assumes the selling stockholders tender all of their common units for redemption and we elect to exchange all such tendered units for shares of common stock on a one-for-one basis. The percentage ownership: (i) prior to the Exchange and this offering is based on 26,643,508 shares of our common stock outstanding as of October 21, 2015 and (ii) after the Exchange and this offering is based on 26,643,508 shares of our common stock outstanding as of October 21, 2015 after giving effect to the 4,000,000 shares issued to the selling stockholders in the Exchange and this offering.

(2)
Based on information provided to us by The Carlyle Group. Consists of (i) 5,114,769 common units held by CoreSite CRP III Holdings, LLC; (ii) 1,036,123 common units held by CoreSite CRP III Holdings (VCOC), LLC; (iii) 3,584,431 common units held by CoreSite CRP IV Holdings, LLC; (iv) 610,419 common units held by CoreSite CRP IV Holdings (VCOC I), LLC; (v) 1,568,923 common units held by CoreSite CRP IV Holdings (VCOC II), LLC; and (vi) 8,860,725 common units held by CoreSite CRP V Holdings, LLC.

Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of each of Carlyle Realty III GP, L.L.C., CRP III AIV GP, L.L.C., Carlyle Realty IV GP, L.L.C., CRP IV AIV GP, L.L.C. and Carlyle Realty V GP, L.L.C.

Carlyle Realty III GP, L.L.C. is the general partner of Carlyle Realty III, L.P. which is the manager of CoreSite CRP III Holdings, LLC. CRP III AIV GP, L.L.C. is the general partner of CRP III AIV GP, L.P., which is the general partner of CRQP III AIV, L.P., which is the managing member of CoreSite CRP III Holdings (VCOC), LLC. Carlyle Realty IV GP, L.L.C. is the general partner of Carlyle Realty IV, L.P., which is the manager of CoreSite CRP IV Holdings, LLC. CRP IV AIV GP, L.L.C. is the general partner of CRP IV AIV GP, L.P., which is the general partner of each of CRP IV-A AIV, L.P. and CRQP IV AIV, L.P., which are the managing members of CoreSite CRP IV Holdings (VCOC I), LLC and CoreSite CRP IV Holdings (VCOC II), LLC, respectively. Carlyle Realty V GP, L.L.C. is the general partner of Carlyle Realty V, L.P., which is the manager of CoreSite CRP V Holdings, LLC.

The principal address of each of the foregoing entities is c/o The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220 South, Washington, DC 20004-2505.

UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement, dated October 28, 2015, among us, our operating partnership, the selling stockholders and Citigroup Global Markets Inc. and Jefferies LLC, as joint book-running managers of this offering, the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling stockholders, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,000,000
Jefferies LLC	2,000,000

Total	4,000,000

        The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers' certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

        The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

        The underwriters may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.

        The underwriters have agreed to purchase 4,000,000 shares of our common stock from the selling stockholders at a price of $54.56 per share, resulting in the selling shareholders receiving total proceeds of $218.2 million. We will not receive any proceeds from the offering.

        We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $130,000.

Listing

        Our common stock is listed on New York Stock Exchange under the trading symbol "COR."

No Sales of Similar Securities

        We, our operating partnership, the selling stockholders, our executive officers and certain of our directors have agreed with the underwriters not to sell, transfer, pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. The transfer restrictions described in the preceding paragraph are subject to a number of exceptions, including, but not limited to:

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  in the case of us, the issuance of shares of common stock or other securities in connection with the acquisitions, provided that (i) the aggregate amount of such shares for all such acquisitions does not exceed 5% of the number of shares of common stock outstanding on the closing date of this offering on a fully diluted basis or (ii) such consideration will be paid following the expiration of the 60-day restricted period;

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  in the case of officers and directors, transfers of shares pursuant to existing 10b5-1 trading plans and by certain of our executive officers and directors in an aggregate amount not to exceed, together with all other shares transferred by our executive officers and directors subject to a "lock-up" in connection with this offering, 125,000 shares (excluding transfers of shares in reliance upon any other exception); and

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  in the case of selling stockholders, to limited partners, members or securityholders of the selling stockholders or to the selling stockholders' affiliates or to any investment fund or other entity controlled (directly or indirectly) or managed by the selling stockholders, provided that, in the case, any such transferee agrees in writing to the same transfer restrictions.

Stabilization

        The underwriters have advised us that they may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market.

        None of us, the selling stockholders or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

        A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters' web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

        The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Canada

Resale Restrictions

        The distribution of the shares in Canada is being made on a private placement basis exempt from the requirement that we and the selling shareholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

        By purchasing the shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us, the selling shareholders and the dealer from whom the purchase confirmation is received that:

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  the purchaser is entitled under applicable provincial securities laws to purchase the shares without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

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  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

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  where required by law, the purchaser is purchasing as principal and not as agent, and

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  the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus supplement and the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein and the selling shareholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of the shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the share in their particular circumstances and about the eligibility of the shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), no offer of shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made to the public in that Relevant Member State other than:

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  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for this offering; or

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  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a prospectus supplement pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

        This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the shares. Accordingly any person making or intending to make an offer in a Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a prospectus supplement pursuant to Article 16 of the Prospectus Directive, in each case in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Hong Kong

        The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"), (ii) who are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order and/or (iii) who are persons to whom this prospectus supplement and the accompanying prospectus may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, this prospectus supplement and the accompanying prospectus, the shares and any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. The communication of this prospectus supplement and the accompanying prospectus to any person in the United Kingdom who is not a relevant person is unauthorized and may contravene the Financial Services and Markets Act 2000.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our finances. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Securities and Exchange Commission, modifies or replaces this information. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

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  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on February 13, 2015;

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  our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 26, 2015, as amended May 4, 2015;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015, filed with the SEC on April 24, 2015, July 24, 2015 and October 23, 2015, respectively;

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  our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on April 27, 2015, May, 1, 2015, May 22, 2015, June 4, 2015 and June 25, 2015;

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  the description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 21, 2010; and

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  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to CoreSite Realty Corporation, at 1001 17th Street, Suite 500, Denver, CO 80202 or by telephone at (866) 777-2673.

LEGAL MATTERS

        Certain legal matters of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters will be passed upon for us and the selling stockholders by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, New York, New York.

EXPERTS

        The consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2014, the related financial statement schedule, Schedule III—Real Estate and Accumulated Depreciation, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

26,165,000 Shares

CoreSite Realty Corporation

Common Stock

        This prospectus relates to the possible issuance of up to 26,165,000 shares of our common stock in exchange for units representing common limited partnership interests, or partnership units, in CoreSite, L.P., our operating partnership, upon any redemption by one or more of the limited partners pursuant to their contractual rights, and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We will not receive any cash proceeds from any issuance of the shares of our common stock covered by this prospectus to the selling stockholders or from any resale of such shares by the selling stockholders, but we have agreed to pay certain registration expenses relating to such shares of our common stock. We will, however, acquire partnership units from any redeeming unitholders, which will consequently increase our percentage ownership interest in CoreSite, L.P.

        At September 28, 2011, as the sole general partner of CoreSite, L.P., we owned approximately 43% of our operating partnership's outstanding partnership units. The 26,165,000 units that may be redeemed by the selling stockholders were issued as part of the restructuring transactions that were effected on September 28, 2010, in connection with our initial public offering. We are registering the applicable shares of our common stock to provide the selling stockholders with freely tradable securities. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any of the holders of partnership units will redeem their units, that upon any such redemption we will elect, in our sole and absolute discretion, to exchange some or all of the partnership units for shares of our common stock rather than cash, or that any shares of our common stock received in exchange for partnership units will be sold by the selling stockholders. The selling stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus.

        To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our capital stock. See "Restrictions on Ownership and Transfer" beginning on page 12 of this prospectus.

        Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol "COR." On October 11, 2011, the last reported sales price of our common stock on the NYSE was $14.18 per share.

        You should consider the risks that we have described in "Risk Factors" on page 2 before making a decision to invest in our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2011

        References in this prospectus to "we," "our," "us" and "our company" collectively refer to CoreSite Realty Corporation, a Maryland corporation, CoreSite, L.P., and any of our other subsidiaries. CoreSite, L.P. is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership, and CoreSite Services, Inc., a Delaware corporation, is our taxable REIT subsidiary, or TRS.

        You should rely only on the information contained in or incorporated by reference into prospectus. Neither we nor any of the selling stockholders have authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, and this prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus.

        We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" for more information.

i

FORWARD-LOOKING STATEMENTS

        This prospectus, any applicable prospectus supplement and the documents that we incorporate by reference in each contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission, or the SEC, and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and our statements regarding anticipated growth in our funds from operations, or FFO, and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  the geographic concentration of our data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets;

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  fluctuations in interest rates and increased operating costs;

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  difficulties in identifying properties to acquire and completing acquisitions;

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  the significant competition in our industry and an inability to lease vacant space, renew existing leases or release space as leases expire;

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  lack of sufficient customer demand to realize expected returns on our investments to expand our property portfolio;

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  decreased revenue from costs and disruptions associated with any failure of our physical infrastructure or services;

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  our ability to lease available space to existing or new customers;

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  our failure to obtain necessary outside financing;

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  our failure to qualify or maintain our status as a REIT;

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  financial market fluctuations;

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  changes in real estate and zoning laws and increases in real property tax rates;

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  delays or disruptions in third-party network connectivity;

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  inability to renew net leases on the data center properties we lease; and

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  other factors affecting the real estate industry generally.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section in this prospectus entitled "Risk Factors," including the risks incorporated therein from our most recent Annual Report on Form 10-K filed with the SEC on March 11, 2011, as updated by our subsequent filings.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC's website, www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the shares of our common stock registered hereby. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any applicable prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any applicable prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 11, 2011;

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  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2011, as amended on May 6, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011 filed with the SEC on May 6, 2011 and August 5, 2011, respectively;

  •
  our Current Reports on Form 8-K or 8-K/A, as applicable, filed with the SEC on January 6, 2011, February 11, 2011, February 25, 2011, March 1, 2011, May 24, 2011 and August 15, 2011;

  •
  the description of our common stock included in our registration statement on Form 8-A filed with the SEC on September 21, 2010; and

  •
  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

        To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to CoreSite Realty Corporation, at 1050 17th Street, Suite 800, Denver, CO 80265 or by telephone at (866) 777-2673.

OUR COMPANY

        We are an owner, developer and operator of strategically located data centers in some of the largest and fastest growing data center markets in the United States, including Los Angeles, the San Francisco Bay and Northern Virginia areas, Chicago and New York City. Our data centers feature advanced power, cooling and security systems, including twenty-four hours a day, seven days a week security staffing, and many are points of dense network interconnection. We are able to satisfy the full spectrum of our customers' data center requirements by providing data center space ranging in size from an entire building or large dedicated suite to a cage or cabinet. We lease our space to a broad and growing customer base ranging from enterprise customers to less space-intensive, more network-centric customers. Our operational flexibility allows us to selectively lease data center space to its highest and best use depending on customer demand, regional economies and property characteristics.

        The first data center in our portfolio was purchased in 2000 and since then we have continued to acquire, redevelop, develop and operate these types of facilities. Our properties are self-managed, including with respect to construction project management in connection with our redevelopment and development initiatives. As of June 30, 2011, our property portfolio included 11 operating data center facilities, one data center under construction and one development site, which collectively comprised over 2.0 million net rentable square feet, or NRSF, of which approximately 1.1 million NRSF represented existing data center space.

        The first data center in our portfolio was purchased in 2000 through an investment by a real estate fund affiliated with The Carlyle Group, or Carlyle. Since the acquisition of that data center, we have expanded our portfolio through additional investments by various Carlyle real estate funds or their affiliates. Although our data center portfolio has been owned by these various Carlyle real estate funds or their affiliates, all of our data centers have been operated or managed by our management team since they initially were acquired or developed.

        We are a fully integrated, self-administered, and self-managed real estate investment trust, or REIT. As the sole general partner of our operating partnership, we are engaged in the business of ownership, acquisition, construction and management of technology-related real estate.

        CoreSite Realty Corporation was formed as a Maryland corporation on February 17, 2010. While we initially elected to be treated as an S corporation for federal income tax purposes, we terminated our S corporation status shortly before completion of our initial public offering (thereby ending the S corporation tax year), elected to be a REIT for federal income tax purposes for our short taxable year ended on December 31, 2010 and intend to qualify as a REIT for federal income tax purposes for subsequent taxable years. We also conduct certain activities through our TRS, CoreSite Services, Inc., a Delaware corporation.

        Our corporate offices are located at 1050 17th Street, Suite 800, Denver, CO 80265. Our telephone number is (866) 777-2673. Our website is www.coresite.com. The information contained on, or accessible through, our website is not incorporated by reference into and should not be considered a part of this prospectus or any applicable prospectus supplement.

 RISK FACTORS

        An investment in our common stock involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, the risks discussed below and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, before exchanging partnership units for shares of our common stock or purchasing shares of our common stock from the selling stockholders. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

Risks Related to Exchange of Partnership Units for Common Stock

         The exchange of partnership units for our common stock is a taxable transaction.

        The exchange of partnership units for shares of our common stock (which may occur following the tender of such partnership units for redemption if we elect to acquire such units for shares of our common stock) will generally be treated for federal income tax purposes as a sale of such partnership units by the limited partner making the exchange. A limited partner will realize gain or loss for federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of our operating partnership's liabilities allocable to the partnership units being exchanged, less the limited partner's adjusted tax basis in the partnership units exchanged. The recognition of any loss resulting from an exchange of partnership units for shares of our common stock is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, or the Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a limited partner to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of the partnership units may be restricted and, as a result of stock price fluctuations, the price the limited partner receives for the shares of our common stock may not equal the value of the partnership units at the time of the exchange.

         An investment in our common stock is different from an investment in partnership units.

        If a limited partner exchanges his or her partnership units for shares of our common stock, he or she will become one of our stockholders rather than a limited partner in our operating partnership. Although the nature of an investment in our common stock is similar to an investment in partnership units, there are also differences between ownership of partnership units and ownership of our common stock. These differences include:

  •
  form of organization;

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  management control;

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  voting and consent rights;

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  liquidity; and

  •
  federal income tax considerations.

        Following an exchange of partnership units for shares of our common stock, a unitholder will forgo certain rights, including, among others, certain voting rights with respect to specified matters related to the operating partnership. See "Exchange of Partnership Units for Common Stock" for a more detailed description of the differences between ownership of partnership units and ownership of our common stock.

Risks Related to Ownership of Our Common Stock

         Our cash available for distribution to stockholders may not be sufficient to pay distributions at expected levels, nor can we assure you of our ability to make distributions in the future, and we may need to borrow in order to make such distributions or may not be able to make such distributions at all.

        All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, our REIT qualification and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future and may need to borrow funds to make distributions to maintain our qualification as a REIT. In addition, some of our distributions may include a return of capital.

         Market interest rates may have an effect on the value of our common stock.

        One of the factors that will influence the price of our common stock will be the dividend yield on our common stock (the amount of the dividend as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decline.

         The number of shares available for future sale could adversely affect the market price of our common stock.

        We cannot predict whether future issuances of shares of our common stock or the availability of shares for resale in the open market will decrease the market price per share of our common stock. Sales of substantial amounts of shares of our common stock in the public market, or upon exchange of partnership units under this prospectus, or the perception that such sales might occur could adversely affect the market price of our common stock.

        The exchange of partnership units for our common stock, the exercise of any options or the vesting of any restricted stock granted to certain directors, officers and other employees under the 2010 Equity Incentive Plan of CoreSite Realty Corporation and CoreSite, L.P., the issuance of our common stock or partnership units in connection with property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of partnership units, options, shares of our common stock reserved for issuance as restricted shares of our common stock or upon exchange of partnership units or conversion of any subsequently issued preferred stock, convertible debt securities or other securities may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future sales of shares of our common stock may be dilutive to existing stockholders.

         Our earnings and cash distributions will affect the market price of shares of our common stock.

        We believe that the market value of a REIT's equity securities is based primarily upon market perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations, sales, acquisitions, development or refinancing, and is secondarily based upon the value of the underlying assets. For these reasons, shares of our common stock may trade at prices that are higher or lower than the net asset value per share. To the extent we retain operating cash flow for investment purposes, working capital reserves or other purposes rather than distributing the cash flow to stockholders, these retained funds, while increasing the value of our underlying assets, may negatively impact the market price of our common stock. Our failure to meet market expectations with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock.

         Our share price could be volatile and could decline, resulting in a substantial or complete loss on our stockholders' investment.

        The stock markets, including the NYSE, on which we list our common stock, have experienced significant price and volume fluctuations. As a result, the market price of our common stock could be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

  •
  our operating performance and the performance of other similar companies;

  •
  actual or anticipated differences in our operating results;

  •
  changes in our revenue or earnings estimates or recommendations by securities analysts;

  •
  publication of research reports about us or our industry by securities analysts;

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  changes in market valuations of similar companies;

  •
  adverse market reaction to any additional debt we incur in the future;

  •
  additions and departures of key personnel;

  •
  strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

  •
  the passage of legislation or other regulatory developments that adversely affect us or our industry;

  •
  speculation in the press or investment community;

  •
  the realization of any of the other risk factors presented or incorporated by reference in this prospectus;

  •
  actions by institutional stockholders;

  •
  changes in accounting principles;

  •
  terrorist acts; and

  •
  general market conditions, including factors unrelated to our performance.

        In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources.

         Future offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

        In the future, we may increase our capital resources by making offerings of debt or preferred equity securities, including trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will be entitled to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

         If the Carlyle real estate funds and their affiliates tendered all of their partnership units for redemption and we elected to acquire such units in exchange for shares of our common stock, these funds would currently own approximately 57% of our issued and outstanding common stock, and the resale of such shares into the market could have an adverse effect on the trading price of our common stock and our ability to engage in concurrent capital raising initiatives.

        If all of the partnership units currently held by the real estate funds affiliated with The Carlyle Group are tendered for redemption and we elected to acquire such units in exchange for shares of our common stock, these funds would currently own approximately 57% of our common stock. See "Selling Stockholders." The interests of the Carlyle real estate funds and their affiliates as investors in our securities may differ from or conflict with the interests of our other stockholders. The registration statement of which this prospectus forms a part registers the resale of any shares of our common stock issued as consideration in exchange for partnership units tendered for redemption by the Carlyle real estate funds and their affiliates. Accordingly, following the date the SEC declares the registration statement effective, any shares so issued by us will be freely tradable. The Carlyle real estate funds and their affiliates may seek to sell such shares of our common stock into the public market as soon as market conditions are favorable and, if the Carlyle real estate funds and their affiliates sell a large number of their shares into the public market, such sales could reduce the trading price of our common stock and/or impede our ability to engage in concurrent capital raising initiatives.

 USE OF PROCEEDS

        We are filing the registration statement of which this prospectus forms a part pursuant to our contractual obligation to the holders of our common stock and partnership units named in the section entitled "Selling Stockholders." We will not receive any of the proceeds from the issuance of shares of our common stock to such holders or the resale of shares of our common stock from time to time by such selling stockholders; however, we will acquire partnership units from any redeeming unitholders, which will increase our percentage ownership in our operating partnership.

        The selling stockholders will pay any underwriting discounts and commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NYSE listing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses.

 SELLING STOCKHOLDERS

        The shares of common stock being registered for resale under this prospectus may be acquired upon redemption of partnership units issued to the selling stockholders as part of our restructuring transactions that were effected on September 28, 2010 in connection with our initial public offering.

        Each of the selling stockholders may from time to time offer and sell, pursuant to this prospectus and any accompanying prospectus supplement, post-effective amendment or filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus, the common shares set forth opposite his, her or its name in the table below under the heading "Maximum Number of Shares of Our Common Stock to be Resold."

        The following table sets forth, as of September 28, 2011, the maximum number of shares of our common stock that may be issued to, and resold by, each selling stockholder should we elect to issue shares of our common stock to such selling stockholder in exchange for all of the selling stockholder's partnership units. The information is based on information provided by or on behalf of the selling stockholders. The selling stockholders are not required to tender their partnership units for redemption, nor are we required to issue shares of common stock (in lieu of our operating partnership redeeming the partnership units for cash) to any selling stockholder who elects to tender partnership units. To the extent we do issue shares of common stock upon redemption, the selling stockholders may offer all, some or none of the common shares shown in the table. Because the selling stockholders may offer all or some portion of the shares of common stock, we have assumed for purposes of completing the last two columns in the table that all shares of common stock offered hereby will have been sold by the selling stockholders upon termination of sales pursuant to this prospectus. In addition, since the date on which they provided the information, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their partnership units or common stock in transactions exempt from the registration requirements of the Securities Act. Any changed information given to us by the selling stockholders will be set forth in prospectus supplements, post-effective amendments or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus if and when necessary.

        Additional selling stockholders, including transferees, successors and donees of identified selling stockholders, not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus. If required, we will add transferees, successors and donees by prospectus supplement, post-effective amendment or in a filing we make with the SEC under the Exchange Act that is incorporated by reference in this prospectus in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

		Maximum Number of Shares of Our Common Stock Issuable in the Exchange and Available for Resale
			Shares of Our Common Stock Owned Following the Exchange(1)(2)		Maximum Number of Shares of Our Common Stock to be Resold	Shares of Our Common Stock Owned after Resale(2)(3)
	Shares of Our Common Stock Owned Prior to the Exchange
Name			Shares	Percent		Shares	Percent
DBD Investors V Holdings, L.L.C.(4)	—	25,275,390	25,275,390	56.01%	25,275,390	—	—
TCG Holdings, L.L.C.(5)	—	889,610	889,610	4.29%	889,610	—	—

Total		26,165,000	26,165,000		26,165,000

(1)
Amounts assume that all partnership units are exchanged for shares of our common stock. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued in exchange for partnership units of only such selling stockholder. Also assumes that no transactions with respect to our common stock or partnership units occur other than the exchange.

(2)
Based on a total of 19,850,442 shares of our common stock outstanding as of September 26, 2011.

(3)
Assumes the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of our common stock issued in exchange for partnership units of only such selling stockholder.

(4)
Based on information provided to us by The Carlyle Group. CoreSite CRP III Holdings, LLC, CoreSite CRP III Holdings (VCOC), LLC, CoreSite CRP IV Holdings, LLC, CoreSite CRP IV Holdings (VCOC I), LLC, CoreSite CRP IV Holdings (VCOC II), LLC and CoreSite CRP V Holdings, LLC are the record holders of 6,222,640, 1,260,550, 4,360,827, 742,637, 1,908,756 and 10,779,980 partnership units of CoreSite, L.P., respectively. DBD Investors V Holdings, L.L.C. exercises investment discretion and control over these partnership units through its indirect subsidiary, TC Group Investment Holdings, L.P., which is the managing member of each of Carlyle Realty III GP, L.L.C., CRP III AIV GP, L.L.C., Carlyle Realty IV GP, L.L.C., CRP IV AIV GP, L.L.C. and Carlyle Realty V GP, L.L.C.

Carlyle Realty III GP, L.L.C. is the general partner of Carlyle Realty III, L.P. which is the manager of CoreSite CRP III Holdings, LLC. CRP III AIV GP, L.L.C. is the general partner of CRP III AIV GP, L.P., which is the general partner of CRQP III AIV, L.P., which is the managing member of CoreSite CRP III Holdings (VCOC), LLC. Carlyle Realty IV GP, L.L.C. is the general partner of Carlyle Realty IV, L.P., which is the manager of CoreSite CRP IV Holdings, LLC. CRP IV AIV GP, L.L.C. is the general partner of CRP IV AIV GP, L.P., which is the general partner of each of CRP IV-A AIV, L.P. and CRQP IV AIV, L.P., which are the managing members of CoreSite CRP IV Holdings (VCOC I), LLC and CoreSite CRP IV Holdings (VCOC II), LLC, respectively. Carlyle Realty V GP, L.L.C. is the general partner of Carlyle Realty V, L.P., which is the manager of CoreSite CRP V Holdings, LLC.

DBD Investors V Holdings, L.L.C. is the managing member of DBD Investors V, L.L.C. DBD Investors V, L.L.C. is the general partner of TCG Holdings II, L.P. TCG Holdings II, L.P. is the general partner of TC Group Investment Holdings, L.P. DBD Investors V Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these partnership units requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the members of the DBD Investors V Holdings, L.L.C. managing board, may be deemed to share beneficial ownership of the partnership units beneficially owned by DBD Investors V Holdings, L.L.C. Such persons disclaim beneficial ownership of these units. DBD Investors V Holdings, L.L.C. can be reached c/o The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220 South, Washington, DC 20004.

(5)
Based on information provided to us by The Carlyle Group. CoreSite CRP II/CP II Holdings, LLC, CoreSite CRP II Holdings (VCOC I), LLC, and CoreSite CRP II Holdings (VCOC II) LLC are the record holders of 743,874, 48,404 and 97,332 partnership units of CoreSite, L.P., respectively. TCG Holdings, L.L.C. exercises investment discretion and control over these partnership units through its indirect subsidiary, Carlyle Realty II, L.P., which is the manager of CoreSite CRP II/CP II Holdings, LLC and the general partner of each of Carlyle Realty Qualified Partners II(A), L.P. and Carlyle Realty Qualified Partners II, L.P. Carlyle Realty Qualified Partners II(A), L.P. is the managing member of CoreSite CRP II Holdings (VCOC I), LLC. Carlyle Realty Qualified Partners II, L.P. is the managing member of CoreSite CRP II Holdings (VCOC II) LLC.

TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the managing member of DBD Investors III, L.L.C. DBD Investors III, L.L.C. is the general partner of Carlyle Realty II, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these partnership units requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the members of the TCG Holdings, L.L.C. managing board, may be deemed to share beneficial ownership of the partnership units beneficially owned by TCG Holdings, L.L.C. Such persons disclaim any such beneficial ownership. TCG Holdings, L.L.C. can be reached c/o The Carlyle Group, 1001 Pennsylvania Ave NW, Suite 220 South, Washington, DC 20004.

PLAN OF DISTRIBUTION

        This prospectus relates to our possible issuance from time to time of up to 26,165,000 shares of common stock to the holders of up to 26,165,000 partnership units, upon the tender of such partnership units for redemption pursuant to their contractual rights and the possible resale from time to time of some or all of such shares of common stock by the selling stockholders named in this prospectus. We are registering the issuance of shares of our common stock to permit unitholders to sell such shares without restriction in the open market should such holders elect to tender their partnership units for redemption. However, the registration of shares of our common stock hereunder does not necessarily mean that any unitholders will elect to redeem their units or that, if any unitholders do elect to redeem their units, they will sell the shares of common stock received upon redemption. Also, upon any redemption of units, at our sole and absolute discretion we may elect to pay cash for the units tendered rather than issuing shares of our common stock.

        We will acquire one partnership unit from an exchanging partner in exchange for each share of common stock that we issue. Consequently, with each redemption of partnership units our percentage ownership interest in our operating partnership will increase. We will not receive any cash proceeds from the issuance of the shares of our common stock. We will pay certain expenses incident to the registration of the shares of our common stock offered herein.

        The selling stockholders may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents. The selling stockholders will be responsible for any underwriting discounts or agent's commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These prices will be determined by the selling stockholder or by agreement between such stockholder and any underwriter broker-dealer or agent who receives fees or commissions in connection with a sale. The selling stockholders may use any one or more of the following methods when selling shares:

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  on the NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether such options are listed on an options exchange or otherwise;

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  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers;

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  through agents;

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  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  if we agree to it prior to the distribution, through one or more underwriters on a firm commitment or best-efforts basis;

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  in an exchange distribution in accordance with the rules of the applicable exchange;

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  in privately negotiated transactions;

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  through the settlement of short sales;

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  through loans or pledges of our common stock to a broker-dealer who may sell the common stock so loaned or, upon a default, may sell or otherwise transfer the pledged stock;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus or any applicable prospectus supplement.

        In addition, the selling stockholders may enter into hedging transactions with broker-dealers which may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short position. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

        The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The selling stockholders will be subject to the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders and their affiliates.

        There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus or any applicable prospectus supplement forms a part.

 DESCRIPTION OF SECURITIES

        The following summary of the terms of the stock of our company is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 100,000,000 shares of our common stock, par value $0.01 per share, or common stock, and 20,000,000 shares of preferred stock, par value $0.01 per share, or preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of authorized shares of stock of any class or series. Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

        As of September 26, 2011, there were 19,850,442 shares of our common stock issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

        All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our company.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, and have no preemptive rights to subscribe for any of our securities. Our charter provides that stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, shares of our common stock will have equal dividend, liquidation and other rights.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Under the MGCL, the term "substantially all of the company's assets" is not defined and is, therefore, subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Our charter provides that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons, including a subsidiary, if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation's subsidiaries, as in our situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation's stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock, to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of preferred stock or common stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to establish the number of shares in each class or series and to set, subject to the provisions of our charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Our board of directors could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of the holders thereof.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock

        Our board of directors has the power, without stockholder approval, to amend our charter to increase the number of authorized shares of stock, to cause us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock. The additional classes or series, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

        To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, we have adopted certain restrictions relating to the ownership and transfer of our capital stock. See "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        The following summary with respect to restrictions on ownership and transfer of our stock (including warrants and rights to acquire our stock) sets forth certain general terms and provisions of our charter documents to which any prospectus supplement may relate. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter documents, as amended and supplemented from time to time, including any articles supplementary relating to any issuance of preferred stock pursuant to this prospectus. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Any amendment or supplement to our charter documents relating to an issuance of securities pursuant to this prospectus shall be filed with the Securities and Exchange Commission and shall be incorporated by reference as an exhibit to the applicable prospectus supplement. See "Where You Can Find More Information."

        In order to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% in value of our shares of stock outstanding may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities during the last half of a taxable year other than the first year for which an election to be treated as a REIT has been made.

        In addition, if we, or one or more owners of 10% or more of our stock, actually or constructively owns 10% or more of a customer or a customer of any partnership in which we are a partner, the rent received by us either directly or through any such partnership from such customer generally will not be qualifying income for purposes of the REIT gross income tests of the Code.

        The constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or capital stock or the acquisition or ownership of an interest in an entity that owns, actually or constructively, common stock or capital stock, by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding common stock or capital stock and thus subject such common stock or capital stock to the remedy provision under the ownership limits.

        Our charter contains restrictions on the ownership and transfer of any shares of our common stock and capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide, and any articles supplementary creating our preferred stock will provide, that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or the common stock ownership limit, or 9.8% (in value) of the aggregate of the outstanding shares of our capital stock, excluding any shares of our capital stock that are not treated as outstanding for federal income tax purposes, or the aggregate stock ownership limit. For purposes of determining the percentage ownership of our capital stock by any person, warrants and rights to acquire capital stock that are treated as owned by that person are deemed outstanding. The value and number of the outstanding shares of our common stock and the value of the outstanding shares of capital stock will be determined by the board of directors in good faith, which will be conclusive for all purposes. We refer to these restrictions as the "ownership limits." In addition, except as a person may be exempted by our board of directors, no person may own capital stock either actually or constructively to the extent that such ownership would cause us to actually or constructively own 10% or more of the ownership interests of any of our tenants or customers.

        Subject to various conditions and limitations, our board of directors has granted exemptions from the ownership limits to certain real estate funds affiliated with Carlyle and their affiliates.

        In addition to the ownership limits, our charter prohibits (a) any person from actually, beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (b) any transfer of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust as described below, must give us contemporaneous written notice or, in the case of a proposed or attempted transaction, at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.

        The restrictions on ownership and transfer of our common stock described above became effective upon our initial public offering and, with respect to any other series of capital stock, will become effective upon the completion of that offering and will not apply if our board of directors determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        Our board of directors may, in its sole discretion, prospectively or retroactively, exempt a person from one or any of the ownership limits. However, our board of directors may not exempt any person whose actual, beneficial or constructive ownership of our outstanding stock in excess of the ownership limits would result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. Prior to granting an exemption our board of directors may require the person seeking an exemption to make certain representations and undertakings or to agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust described below. Our board of directors may also require a ruling from the Internal Revenue Service, or the IRS, or an opinion of counsel in order to determine or ensure our status as a REIT and may impose any conditions or restrictions on an exemption as it deems appropriate.

        Any attempted transfer of our stock that, if effective, would result in our stock being owned by fewer than 100 persons will be null and void and the intended transferee shall acquire no rights in such shares. Any attempted transfer of our stock which, if effective, would result in a violation of any of the ownership limits, our being "closely held" under Section 856(h) of the Code (without regard to whether the interest is held during the last half of a taxable year) or our otherwise failing to qualify as a REIT will cause the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trustee of a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of stock. The automatic transfer will be effective as of the close of business on the business day prior to the date of the attempted transfer or other event that resulted in the transfer to the trust. If a transfer to the trust does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the restrictions on ownership and transfer of our stock will be null and void and the intended transferee shall acquire no rights in such shares.

        Shares of our stock held in the trust will be issued and outstanding. The proposed transferee shall have no rights in the shares held by the trustee. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust, and will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. These rights will be exercised by the trustee of the trust for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee may (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares of our stock have been transferred to the trustee and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

        Within 20 days of receiving notice from us that shares of stock have been transferred to the trust, the trustee must sell the shares of stock to a person designated by the trustee whose ownership of the stock will not violate any of the foregoing restrictions on ownership and transfer of our stock. Upon the sale, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares of stock or, if the proposed transferee did not give value for the shares of stock in connection with the event causing the shares of stock to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares of stock, which will generally be the last sale price of our stock reported on the NYSE, on the day of the event that resulted in the transfer of such stock to the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the stock. The trustee may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee before we discovered that the shares of stock had been transferred to the trust and that is owed by the proposed transferee to the trustee as described above. Any net sale proceeds in excess of the amount payable to the proposed transferee must be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares of stock are sold by the proposed transferee, then (i) the shares of stock will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares of our stock that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price of the shares at the time of the devise or gift) and (ii) the market price, on the date we, or our designee, accept the offer. We may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee and are owed by the proposed transferee to the trustee as described above, and we may pay such amount to the trustee for distribution to the charitable beneficiary. We may accept the offer until the trustee has sold the stock. Upon a sale to us, the interest of the charitable beneficiary in the stock sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee.

        Any certificates representing shares of our stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares of our stock, will bear a legend referring to the restrictions described above.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder's name and address, the number of shares of each class and series of our stock beneficially owned and a description of the manner in which such shares are held. Each such owner must provide us with any additional information we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our status as a REIT and to ensure compliance with the common stock ownership limit and the aggregate stock ownership limit. In addition, each stockholder must, upon demand, provide us with such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        The board of directors has determined that the restrictions on transferability and ownership of shares of stock are necessary and advisable for us to qualify as a REIT. The charter provides that the current restrictions may be modified by our board of directors, without a stockholder vote, provided that (a) the board of directors determines that such modification is necessary or advisable to assist us in qualifying as a REIT as a result of a change in the provisions of the Code or any regulation thereunder, published ruling or interpretation of such provisions or regulations relating to requirements to qualify as a REIT; (b) upon such determination, the board of directors will adopt a resolution setting forth such modification; and (c) we will file a certificate of notice with the State Department of Assessments and Taxation of Maryland that sets forth the modification.

        These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or that our common stockholders might otherwise believe is in their best interests.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF CORESITE, L.P.

        We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of CoreSite, L.P., which we refer to as the partnership agreement. This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to "we," "our," "us" and "our company" refer to CoreSite Realty Corporation.

General

        All of our assets are held by, and substantially all of our operations are conducted through, our operating partnership, either directly or through subsidiaries. We are the general partner of the operating partnership and, as of June 30, 2011, we owned 43% of the outstanding common units in the operating partnership, or the partnership units.

        Certain persons who contributed interests in properties and/or other assets pursuant to the restructuring transactions that occurred concurrently with our company's initial public offering received common units in our operating partnership. Holders of common units in the operating partnership are generally entitled to share in cash distributions from, and in the profits and losses of, the operating partnership in proportion to their respective percentage interests of common units in the operating partnership if and to the extent authorized by us and subject to the preferential rights of holders of outstanding preferred units. The units in the operating partnership are not listed on any exchange or quoted on any national market system.

        Provisions in the partnership agreement could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of the operating partnership without the concurrence of our board of directors. These provisions include, among others:

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  redemption rights of qualifying parties;

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  transfer restrictions on units, including our partnership units;

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  our ability, as general partner, in some cases, to amend the partnership agreement and to cause the partnership to issue preferred units with terms that we, in our capacity as the general partner of our operating partnership, may determine, without the consent of the limited partners; and

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  the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

Management of Our Operating Partnership

        Our operating partnership, CoreSite, L.P., is a Delaware limited partnership that was formed on May 4, 2010. Our company is the sole general partner of our operating partnership, and we conduct substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into major transactions including acquisitions, dispositions and refinancings, subject to certain limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners without our consent. The partnership agreement restricts our ability to engage in a business combination as more fully described in "—Termination Transactions" below.

        The limited partners of our operating partnership expressly acknowledge that we, as general partner of our operating partnership, are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors is under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions, except as described below. If there is a conflict between the interests of our stockholders on the one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners. The limited partners agree that the status of the general partner as a REIT and as a reporting company under Section 12 of the Exchange Act with our shares listed on an exchange is of benefit to the operating partnership and that all actions taken in good faith by the general partner in support thereof shall be deemed actions taken for the benefit of the operating partnership and all partners including the limited partners. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions; provided, that we have acted in good faith and in accordance with the terms of the partnership agreement.

        The partnership agreement provides that all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable us to continue to satisfy the requirements for being classified as a REIT.

Transferability of Interests

        Except in connection with a transaction described in "—Termination Transactions" below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests. The limited partners have agreed not to sell, assign, encumber or otherwise dispose of their operating partnership units to any person (other than to us, as general partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided us a right of first offer. All transfers must be made only to "accredited investors" as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Board of Directors

        Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. The operating partnership agreement provides that for so long as the number of operating partnership units and shares of common stock held collectively by the Carlyle real estate funds or their affiliates is equal to or greater than 50% of the total number of shares of outstanding common stock (assuming all operating partnership units are exchanged for common stock), certain of these funds shall have the right to nominate the number of directors that is one less than the lowest whole number that would exceed one-third of the directors, but not less than one director. With the board of directors having seven members, this would enable these Carlyle real estate funds to nominate two directors, although such nomination will be subject to the vote of the stockholders. Such rights to nominate directors would also decrease as follows (in each case assuming all operating partnership units are exchanged for common stock):

  •
  if the Carlyle real estate funds or their affiliates collectively owned less than 50% but at least 10% of the outstanding common stock, then certain of these funds or their affiliates would be entitled to nominate the number of directors that is one less than the lowest whole number that would exceed 20% of the directors, but not less than one director;

  •
  if the Carlyle real estate funds or their affiliates collectively owned less than 10% of the outstanding common stock, then such funds would no longer be entitled to nominate any directors.

        Our board of directors consists of seven directors. Our charter and bylaws provide that the number of directors constituting our board of directors may be increased or decreased by a majority vote of our board of directors, provided that the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15.

Amendments of the Partnership Agreement

        Amendments to the partnership agreement may be proposed by us, as general partner, or by the limited partners owning at least 50% of the operating partnership units held by the limited partners.

        Generally, the partnership agreement may not be amended, modified or terminated without the approval of both the general partner and limited partners holding a majority of all outstanding operating partnership units held by the limited partners (other than, in each case, operating partnership units owned directly or indirectly by us). As general partner, we have the power to unilaterally make certain amendments to the partnership agreement without obtaining the consent of the limited partners as may be required to:

  •
  add to our obligations as general partner or surrender any right or power granted to us as general partner or any of our affiliates for the benefit of the limited partners;

  •
  reflect the issuance of additional operating partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the partnership agreement;

  •
  reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

  •
  set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the partnership agreement;

  •
  satisfy any requirements, conditions or guidelines of federal or state law;

  •
  reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the general partner and any entity disregarded as separate from the general partner for tax purposes or to ensure that the operating partnership will not be classified as a publicly traded partnership for tax purposes;

  •
  modify the manner in which capital accounts are computed or net income or net loss are allocated; or

  •
  reflect any other modification as is reasonably necessary for the business or operation of the operating partnership or the general partner, which does not violate the restrictions on the general partner.

        Amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, adversely alter a partner's right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner's right to indemnity, create any liability of a limited partner, amend the nominating rights of the Carlyle limited partners, amend these restrictions or admit any other person as a general partner other than in accordance with the successor provisions of the agreement or alter the protections of the limited partners in connection with termination transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

        In addition, without the written consent of a majority of the operating partnership units held by limited partners (other than operating partnership units owned directly or indirectly by us), we, as general partner, may not do any of the following:

  •
  take any action in contravention of an express prohibition or limitation contained in the partnership agreement;

  •
  perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

  •
  enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below;

  •
  withdraw from the operating partnership or transfer any portion of our general partnership interest; or

  •
  be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Distributions to Unitholders

        Our partnership agreement provides that we are required to distribute quarterly all, or such portions as we may determine in our sole and absolute discretion, of the available cash (as such term is defined in the partnership agreement) of our operating partnership to us and the limited partners as follows:

  •
  first, with respect to any other units that are entitled to any preference in distribution, in accordance with the rights of such class or classes of units, and, within such class or classes, among the holders of such units, pro rata in proportion to their respective percentage interests; and

  •
  second, with respect to any units that are not entitled to any preference in distribution, including partnership units, in accordance with the rights of holders of such units, as applicable, and, within such class, among the holders of such units, pro rata in proportion to their respective percentage interests.

        Distributions payable with respect to any units that were not outstanding during the entire quarterly period in respect of which a distribution is made, other than units issued to us in connection with the issuance of shares of our common stock, will be prorated based on the portion of the period that such units were outstanding.

Redemption/Exchange Rights

        After 12 months of becoming a holder of partnership units, limited partners have the right to require our operating partnership to redeem part or all of their partnership units for cash based upon the fair market value of an equivalent number of shares of our company's common stock at the time of the redemption. Alternatively, we may elect to acquire those partnership units in exchange for shares of our company's common stock. Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. We presently anticipate that we will elect to issue shares of our company's common stock in exchange for partnership units in connection with each redemption request, rather than having our operating partnership redeem the partnership units for cash. With each redemption or exchange, we increase our company's percentage ownership interest in our operating partnership. Commencing 12 months following the date of acquisition of partnership units, limited partners who hold partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person's actual or constructive stock ownership would exceed our company's ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled "Restrictions on Ownership and Transfer."

        In addition, if the number of partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of our outstanding common stock (in value or number, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to acquire the partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners also to elect whether or not to participate. Participating limited partners will receive on the acquisition date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the acquisition immediately prior to the pricing of the public offering.

Issuance of Additional Securities

        As sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests in one or more classes and series of any such class. These additional operating partnership units may include preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership's interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

        The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our operating partnership.

        The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

        Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Tax Matters

        We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

        The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement. In general, the net income of our operating partnership is allocated first to reverse certain prior net losses (if any) and then to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership. In general, net loss is allocated first to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership until the capital account in the relevant units is reduced to zero and then to us as general partner in the amount of any remaining net loss. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury Regulations. See "Federal Income Tax Considerations—Taxation of Our Company—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

Operations

        The partnership agreement provides that we, as general partner, will determine in our discretion and distribute available cash on a quarterly basis, pro rata in accordance with the partners' percentage interests. Available cash is the operating partnership's cash available for distribution as determined by us. We intend to manage the operating partnership in a manner that will enable us to maintain our qualification as a REIT and to avoid any federal income tax liability.

        The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

        The partnership agreement provides that our company may not and the operating partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the operating partnership's partnership interests (a "termination transaction"), unless in connection with a termination transaction,

          (i)  we obtain the consent of the holders of at least a majority of our partnership units (including units held by us and the Carlyle real estate funds or their affiliates), or

         (ii)  any of:

          (A)  all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

      •
      the number of shares of our company's common stock into which each unit is then exchangeable; and

      •
      the greatest amount of cash, securities or other property paid to the holder of one share of our company's common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our company's common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its operating partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

          (B)  the following conditions are met:

      •
      substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our operating partnership;

      •
      the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

      •
      the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

      •
      the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or the right to redeem their partnership units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

          (C)  the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units.

Dissolution

        Our operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

  •
  an event of withdrawal, as defined in Delaware law, including, without limitation, by reason of our bankruptcy, as general partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our operating partnership and to the appointment, effective as of the date of withdrawal, of a successor general partner;

  •
  an election to dissolve our operating partnership made by us as the general partner, with the consent of the limited partners; or

  •
  the entry of a decree of judicial dissolution of our operating partnership pursuant to the provisions of Delaware law.

        Upon dissolution of our operating partnership, the general partner, or, in the event that there is no remaining general partner, a liquidator will proceed to liquidate the assets of our operating partnership and apply the proceeds from such liquidation in the order of priority set forth in the partnership agreement.

Indemnification and Limitation of Liability

        The partnership agreement indemnifies us, as general partner, our limited partners and our and their respective directors, officers, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent provided under Delaware law.

        Similarly, we, as general partner of our operating partnership, and our officers, directors, agents or employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

Board of Directors

        Our charter provides that the number of directors may be increased or decreased by a majority vote of our entire board of directors pursuant to our bylaws, provided the number of directors may not be decreased to fewer than the minimum number required under the MGCL, which is one, nor increased to more than 15. Under our partnership agreement, for so long as the Carlyle real estate funds and their affiliates collectively own 10% or more of the outstanding common stock (assuming all operating partnership units are exchanged for common stock), the board of directors may not increase or decrease the number of directors unless, in the case of an increase, the number of directors that the Carlyle real estate funds and their affiliates are entitled to nominate is also increased, provided that the number of Carlyle nominees shall not exceed one-third of the entire board of directors. Any and all vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, except that a vacancy resulting from an increase in the size of the board of directors must be filled by a majority vote of the entire board of directors, and any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

        Our bylaws require that nominees for director, whether for election by the stockholders or by the board of directors, shall include such number of individuals as are entitled to be nominated pursuant to the partnership agreement. Each of our directors will be elected by our stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. A plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum.

Removal of Directors

        Our charter provides that, subject to the rights of our preferred stockholders to elect or remove one or more of our directors, a director may be removed with or without cause only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors.

Business Combinations

        Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include, among other things, a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

        An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority voting requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. As permitted by statute, we have opted out of the business combination provisions of the MGCL by resolution of our board of directors. However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and with the consent of the Carlyle real estate funds or their affiliates, provided that such consent of the Carlyle entities will not be required if at such time, they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

        If the foregoing resolution is rescinded, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating an offer.

Control Share Acquisitions

        Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition have no voting rights with respect to such shares except to the extent approved by at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, but excluding the acquiring person, officers and employees who are directors of the corporation. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the direct or indirect acquisition of issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the holder of the shares acquired or proposed to be acquired. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of our company to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of the holders of the shares are considered and not approved. If voting rights for the holder of the control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. However, our board of directors may opt into these provisions if approved by our stockholders by the affirmative vote of a majority of votes cast and, as it would apply to the Carlyle real estate funds or their affiliates, with the Carlyle real estate funds or their affiliates' consent, provided that the consent of the Carlyle entities will not be required if at such time they own less than 10% of our outstanding common stock (assuming all operating partnership units are exchanged for common stock).

        There can be no assurance that, subject to the approval of our stockholders, this provision will not be amended or eliminated at any time in the future by our board of directors.

Amendment to our Charter and Bylaws

        In general, our charter may be amended if an amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. With certain exceptions, our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Dissolution of our Company

        The dissolution of our company must be approved by the affirmative vote of a majority of each of our entire board of directors and our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that nominations of individuals for election to our board of directors and proposals of other business to be considered at any annual meeting of our stockholders must be made (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by any stockholder who was a stockholder of record both at the time of notice required by our bylaws and at the time of the meeting, is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

        Only the business specified in our notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders must be made (i) by or at the direction of our board of directors or (ii) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of notice required by our bylaws and the time of the special meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

Special Meetings of Stockholders

        Our Chairman, Chief Executive Officer, President, board of directors or any three members of the board of directors may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting and containing the information and certifications required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and mail the notice of the special meeting.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in such charter or bylaws, to any or all of five provisions of the MGCL, which provide for:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

  •
  a majority vote requirement for the calling of a special meeting of stockholders.

        Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power, subject to the limitations described above, to fix the number of directors, by vote of a majority of the entire board of directors, and (2) require, unless called by our Chairman of our board of directors, our Chief Executive Officer, our President, our board of directors or any three members of our board of directors, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter at the meeting to call a special meeting to act on the matter. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or elect to be subject to any of the other provisions of Subtitle 8. Notwithstanding the foregoing, for so long as the Carlyle real estate funds or their affiliates have the right to designate at least one member to the board of directors in accordance with the bylaws and partnership agreement, a resolution adopted by our board of directors prohibits us from electing to be subject to the provisions of Subtitle 8 relating to a (i) two-thirds vote requirement for the removing of a director, (ii) requirement that the number of directors be fixed only by a vote of the directors and (iii) requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred.

EXCHANGE OF PARTNERSHIP UNITS FOR COMMON STOCK

Terms of the Exchange

        The holders of partnership units of our operating partnership who hold units which may be redeemed on or after September 28, 2011 for shares of our common stock issued under this prospectus are referred to as the "selling stockholders." The selling stockholders hold an aggregate of 26,165,000 partnership units. On or after September 28, 2011, the selling stockholders may require our operating partnership to redeem their partnership units for cash by delivering to us, as general partner of our operating partnership, a notice of redemption. Upon receipt of the notice of redemption, we may, in our sole and absolute discretion, subject to the limitations on ownership and transfer of our common stock set forth in our charter, elect to exchange some or all of those partnership units for shares of our common stock on a one-for-one basis, subject to adjustment as described in the section entitled "Description of the Partnership Agreement of CoreSite, L.P.—Redemption/Exchange Rights."

        Once we receive a notice of redemption from a limited partner, we will determine whether to redeem the tendering partner's partnership units for cash or exchange some or all of the tendering partner's partnership units for shares of our common stock. We will promptly notify the tendering partner if we decide to exchange the tendering partner's partnership units for shares of our common stock. Any shares of our common stock that we issue will be duly authorized, validly issued, fully paid and nonassessable shares, free of any pledge, lien, encumbrance or restriction other than those provided in:

  •
  our charter;

  •
  our bylaws;

  •
  the Securities Act;

  •
  relevant state securities or blue sky laws; and

  •
  any applicable registration rights agreement with respect to the shares entered into by the tendering partner.

        Each tendering partner will continue to own all partnership units subject to any redemption or exchange, and be treated as a limited partner with respect to the partnership units for all purposes, until the limited partner transfers the partnership units to us, is paid for them or receives shares of our common stock in exchange for them. Until that time, the limited partner will have no rights as one of our stockholders with respect to the shares issued under this prospectus.

Conditions to the Exchange

        We will issue shares of our common stock in exchange for partnership units to a tendering partner only if each of the following conditions is satisfied or waived:

  •
  the exchange would not cause the tendering partner or any other person to violate the ownership limit or other restriction on ownership and transfer of our stock set forth in our charter;

  •
  the exchange is for at least 1,000 partnership units, or, if less than 1,000 partnership units, all of the partnership units held by the tendering partner;

  •
  the redemption is not effected during the period after the record date that we established for a distribution from our operating partnership to its partners and before the record date that we established for a distribution to our common stockholders; and

  •
  the consummation of any redemption or exchange will be subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Comparison of the Rights, Privileges and Preferences of Ownership of Partnership Units and Common Stock

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in partnership units of our operating partnership. Holders of our common stock and holders of partnership units generally receive the same distributions. Common stockholders and holders of partnership units generally share in the risks and rewards of ownership in our business conducted through our operating partnership. However, there are differences between ownership of partnership units and ownership of our common stock, some of which may be material to investors.

        The information below highlights a number of the significant differences between our operating partnership and us relating to, among other things, form of organization, management control, voting and consent rights, liquidity and federal income tax considerations. These comparisons are intended to assist limited partners in understanding how their investment changes if they exchange their partnership units for shares of our common stock. This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of partnership units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, particularly our charter, our bylaws and the partnership agreement, for additional important information about us.

CORESITE, L.P.

Form of Organization and Assets Owned

        Our operating partnership is organized as a Delaware limited partnership. Substantially all of our assets are held by, and our operations run through, our operating partnership. Our operating partnership's purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, provided that it must conduct its business in a manner that allows us to maintain our qualification as a REIT, unless we cease to qualify as a REIT for reasons other than the conduct of the business of our operating partnership.

Additional Equity

        As sole general partner, we have the ability to cause our operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units with terms, provisions and rights that are preferential to those of the partnership units. In addition, we may issue additional shares of our common stock, preferred stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having parallel designations, preferences and other rights, so that the economic interests of our operating partnership's interests issued are substantially similar to the securities that we have issued.

Management Control

CORESITE REALTY CORPORATION

        We are a Maryland corporation. We elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2010. We intend to maintain our qualification as a REIT. Our only substantial asset is our interest in our operating partnership, which gives us an indirect investment in its properties. Under our charter, we may engage in any lawful act or activity permitted by the MGCL.

        Our board of directors may cause us to issue, in its discretion, additional shares of common stock or additional shares of preferred stock provided that such additional shares do not exceed the authorized number of shares of stock stated in our charter. Our board of directors has the power to amend our charter to increase or decrease the number of authorized shares of our common stock and preferred stock without stockholder approval. As long as our operating partnership is in existence, we are generally required to contribute to our operating partnership, in exchange for units in our operating partnership, the net proceeds of all equity capital raised by us.

        We are the sole general partner of our operating partnership and conduct substantially all of our business in or through it. As the sole general partner of the operating partnership, we exercise exclusive and complete discretion in its day-to-day management and control, subject to the consent of the limited partners in certain limited circumstances and except as expressly limited in the partnership agreement. We can cause the operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. The limited partners of our operating partnership expressly acknowledged that we, as general partner of our operating partnership, are acting for the benefit of our operating partnership, the limited partners and our stockholders collectively. Our company is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders.

        Under our charter and bylaws:

  •
  our business and affairs are managed under the direction of our board of directors;

  •
  at each annual meeting of stockholders, our stockholders elect directors for one-year terms, serving until the next annual meeting and until their successors are duly elected and qualified;

  •
  if our board of directors determines that it is no longer in our best interests to continue to be qualified as a REIT, the board of directors may revoke or otherwise terminate our REIT election pursuant to Section 856(g) of the Code;

  •
  our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, other than certain amendments related to control share acquisitions, which also require stockholder approval.

Duties of Directors

        Under Delaware law, we are subject to the restrictions and liabilities of a partner in a partnership. To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers and directors and any other persons we may designate. Similarly, the partnership agreement limits our liability, as well as that of our officers and directors, to the operating partnership.

        Under Maryland law, our directors must perform his or her duties in good faith, in a manner that he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. A director who acts in this manner generally will not be liable to us for monetary damages arising from his or her activities.

Anti-Takeover Provisions

        As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. A general partner may not be removed by a limited partner with or without cause, except with the consent of the general partner.

        The partnership agreement provides that our company may not engage in any termination transaction unless the termination transaction has been approved by partners holding more than 50% of all outstanding partnership interests, or in connection with which all limited partners will either receive, or will have the right to elect to receive, for each operating partnership unit an amount of cash, securities or other property equal to the product of:

  •
  the number of shares of common stock into which each operating partnership unit is then exchangeable; and

  •
  the greatest amount of cash, securities or other property paid to the holder of one share of common stock in consideration for one share of common stock pursuant to the termination transaction.

        Provisions of our charter and bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stockholders or otherwise be in their best interest. These provisions include:

  •
  authorized stock that our board of directors may cause us to issue in its discretion as preferred stock with voting and other rights superior to our common stock;

  •
  a requirement that directors may generally be removed, with or without cause, only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors;

  •
  limitations on the ownership and transfer of our stock; and

  •
  a requirement that nominations of persons for election to our board of directors and proposals of other business to be considered by our stockholders at our annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by any stockholder who was a stockholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the applicable notice procedures.

        A requirement that nominations of individuals for election to our board of directors to be considered by our stockholders at a special meeting of stockholders may be made only:

  •
  by or at the direction of our board of directors; or

  •
  if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of notice required by our Bylaws and the time of the special meeting, is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice requirements of, and provided the information and certifications required by, our bylaws.

        Likewise, if our company's board of directors were to rescind the resolution exempting business combinations from the business combination provisions of the MGCL (or does not otherwise approve a business combination) or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Voting and Consent Rights

        Under the partnership agreement, all management powers over the business and affairs of our operating partnership are exclusively vested in the general partner, and no limited partner shall have any right to participate in or exercise control or management power over the business and affairs of our operating partnership, including voting or consent rights. However, certain amendments to the partnership agreement, as well as certain termination transactions, require consent from the limited partners, as set forth below.

        Our business and affairs are managed under the direction of our board of directors. Maryland law requires that certain major corporate transactions, including most mergers and amendments to our charter, may not be consummated without the approval of stockholders as set forth below. Each outstanding share of our common stock generally entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of our stock, the holders of shares of our common stock possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of the votes cast. Our charter permits our board of directors to classify and cause us to issue preferred stock in one or more classes or series, having voting power which may differ from that of our common stock.

        The following is a comparison of the voting rights of the limited partners of our operating partnership and our common stockholders as they relate to some major events or transactions:

Amendment of the Partnership Agreement or Our Charter and Bylaws

        Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding operating partnership units (including the operating partnership units held by us as general partner and as a limited partner). However, as general partner, we have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

  •
  add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners;

  •
  reflect the issuance of additional operating partnership units or the admission, substitution, termination, reduction in operating partnership units or withdrawal of partners in accordance with the terms of the partnership agreement;

  •
  set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the operating partnership;

  •
  reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect;

  •
  cure any ambiguity in, correct or supplement any provisions in, or make other changes with respect to matters arising under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law;

  •
  satisfy any requirements, conditions or guidelines of federal or state law;

  •
  reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT;

  •
  modify the manner in which capital accounts are computed; and

  •
  amend or modify any provision of the partnership agreement in connection with a termination transaction.

        We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

  •
  convert a limited partner's interest into a general partner's interest,

  •
  modify the limited liability of a limited partner,

  •
  alter a partner's right to receive any distributions or allocations of profits or losses, or

  •
  materially alter the limited partner's redemption or exchange right.

        Our charter may generally be amended only if declared advisable by our board of directors and approved by the affirmative vote of the stockholders holding at least a majority of all the votes entitled to be cast on the matter under consideration. However, subject to the rights of holders of our preferred stock, any director or the entire board of directors may be removed, with or without cause, from office at any time only by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors. Our bylaws provide that only our board of directors may amend or repeal our bylaws or adopt new laws. Certain amendments to our bylaws relating to control share acquisitions must also be approved by the affirmative vote of a majority of the votes cast by holders of common stock at a meeting.

Dissolution of CoreSite, L.P. or CoreSite Realty Corporation

        Our operating partnership will dissolve, and its affairs will be wound up, upon the first to occur of the following:

  •
  an event of withdrawal, as defined in the partnership agreement;

  •
  an election to dissolve our operating partnership made by the general partner, with the consent of limited partners (excluding us) holding a majority of all outstanding partnership units;

  •
  an entry of a decree of judicial dissolution of our operating partnership pursuant to applicable Delaware law;

  •
  the absence of any limited partners of the partnership, unless the partnership is continued without dissolution in accordance with its provisions.

        Under applicable Maryland law and our charter, our dissolution:

  •
  must be declared advisable by a majority of our board of directors; and

  •
  must be approved by stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Vote Required to Merge, Consolidate or Sell Assets

        The partnership agreement provides that our company may not engage in any termination transaction unless certain conditions are met (see "—Anti-Takeover Provisions" above).

Tax Protection

        Under the contribution agreement and tax protection agreements by which certain of the limited partners contributed their direct and indirect interests in certain properties to us in exchange for partnership units, we agreed to loan without interest, which loan must be repaid, to these contributors an amount to cover an adverse tax consequences to them in the event that we directly or indirectly sell, exchange or otherwise dispose of any interest in any of the contributed properties in a taxable transaction until the seventh anniversary of the completion of our initial public offering. If any indemnified party exchanges partnership units for our common stock pursuant to this prospectus and no longer retains ownership of 10% or more of the partnership units received by them in connection with our initial public offering, such party will no longer be the beneficiary of our indemnification against adverse tax consequences.

        Generally, under Maryland law and our charter, the sale of all or substantially all of our assets or our merger, consolidation or statutory share exchange generally:

  •
  must be declared advisable by our board of directors; and

  •
  must be approved by stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

        Our common stockholders are not granted any tax indemnity.

Compensation, Fees and Distributions

        We do not receive any compensation for our services as general partner of our operating partnership. As a partner, however, we have a right to allocations and distributions similar to other partners. In addition, our operating partnership will reimburse us for all expenses incurred relating to our ongoing operations and any issuance of additional partnership interests.

        Our officers receive compensation for their services.

        Directors who are employees of our company or our subsidiaries and those directors nominated by the Carlyle real estate funds or their affiliates do not receive compensation for their services as directors.

        Each of our other directors receive an annual cash retainer of $40,000 for services as a director and receive an annual grant of restricted stock units under our 2010 Equity Incentive Plan, having a fair market value as of the date of grant equal to $40,000. Payment with respect to these restricted stock units is automatically deferred until the director's cessation of service as a director.

        Directors who serve on our audit, nominating and corporate governance and/or compensation committees other than as chair of the committee receive an additional annual cash retainer fee of $5,000 for each committee on which they serve. Directors who serve as the chair of our audit committee receive an additional annual retainer of $15,000. Directors who serve as the chair of one of our other board committees receive an additional annual retainer of $10,000. In addition, each of our non-employee directors, upon the closing of our initial public offering, received a one-time grant of 2,500 stock options, with a per share exercise price equal to the per share offering price.

Liability of Investors

        Under applicable Delaware law, a limited partner is generally not liable for the obligations of our operating partnership, unless the limited partner is also a general partner or, in addition to the exercise of the limited partner's rights and powers as a limited partner, the limited partner takes part in the control of the business. The liability of the limited partners for debts and obligations is generally limited to the amount of their current investment in our operating partnership, measured as an amount equal to their respective capital account balance. Under the partnership agreement, limited partners have no liability except as expressly provided for therein or under Delaware law.

        Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

Liquidity

        Generally, we may not voluntarily withdraw from or transfer or assign our interest in the operating partnership, other than to our affiliates (as defined under federal securities laws), without the consent of limited partners holding more than 50% of the partnership interests of all limited partners (other than those held by us or our subsidiaries).

        The limited partners who hold partnership units that may be redeemed on or after September 28, 2011 for shares of our common stock have agreed not to transfer, assign, sell, encumber or otherwise dispose of their interest in the operating partnership without our consent before September 28, 2011, other than to us, as general partner, or to family members, affiliates (as defined under federal securities laws), original limited partners and charitable organizations and as collateral in connection with certain lending transactions, subject to specified limitations. Beginning September 28, 2011, any transfer of operating partnership units by the limited partners, except to the parties specified above, will be subject to a right of first refusal by us and must be made only to "accredited investors" as defined under Rule 501 of the Securities Act. In each case, the transferee must agree to assume the transferor's obligations under the partnership agreements.

        A stockholder is entitled to freely transfer the shares of our common stock received in exchange for partnership units, subject to prospectus delivery and other requirements for registered securities and subject to the restrictions on ownership and transfer of shares of our stock contained in our charter. See "Restrictions on Ownership and Transfer." Our common stock is listed on the NYSE. The success of the secondary market for shares of our common stock depends, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in us and other real estate investments and our dividend yield compared to that of other debt and equity securities.

Taxes

        We are the tax matters partner of our operating partnership and, as such, we have authority to make tax elections under the Code on behalf of our operating partnership.

        Our operating partnership itself is not required to pay federal income taxes. Instead, each holder of units includes its allocable share of partnership taxable income or loss in determining its individual federal income tax liability. Income and loss generally is subject to "passive activity" limitations. Under the "passive activity" rules, partners can generally offset income and loss that is considered "passive" against income and loss from other investments that constitute "passive activities."

        Partnership cash distributions are generally not taxable to a holder of units except to the extent they exceed the holder's basis in its partnership interest, which will include such holder's allocable share of the debt of the partnership.

        Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which our operating partnership owns property, even if they are not residents of those states.

        As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in his, her or its common stock, with the excess taxed as capital gain.

        Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.

        Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions.

 FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of certain material U.S. federal income tax considerations regarding our company, the exercise of redemption rights with respect to the partnership units, and the acquisition, ownership or disposition of our common stock. For purposes of this discussion, references to "we," "our" and "us" mean only CoreSite Realty Corporation and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:

  •
  the Internal Revenue Code of 1986, as amended, or the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change. Although we have requested a private letter ruling from the IRS on certain matters, we have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences associated with the acquisition, ownership, or disposition of our common stock, the exercise of redemption rights with respect to the partnership units, or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the exercise of redemption rights with respect to the partnership units;

  •
  the acquisition, ownership or disposition of our common stock, including the federal, state, local, non-U.S. and other tax consequences;

  •
  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Tax Consequences of the Exercise of Redemption Rights

        If you are a holder of the partnership units and you exercise your right to require our operating partnership to redeem all or part of such partnership units, and we elect to acquire some or all of your partnership units in exchange for our common stock, the exchange will be a taxable transaction. You generally will recognize gain in an amount equal to the value of the common stock received, plus the amount of liabilities of our operating partnership allocable to your partnership units being acquired, less your tax basis in those partnership units. The recognition of any loss is subject to a number of limitations set forth in the Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of our operating partnership at the time of the exchange. The tax treatment of any redemption of your partnership units by our operating partnership for cash may be similar, depending on your circumstances.

Taxation of Our Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended December 31, 2010. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our short taxable year ended December 31, 2010, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify." We have received a private letter ruling from the IRS substantially to the effect that our buildings (including the structural components) will be treated as real property for purposes of the gross income tests and the asset tests and that certain services that we will provide directly to our customers will not cause any amounts received from our customers to fail to be treated as qualifying rents from real property for purposes of the gross income tests. We have not received, and do not expect to seek, a private letter ruling from the IRS on any other issue.

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof.

        Our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

  •
  First, we will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  Second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  Third, if we have (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business. We intend to conduct our operations so that no asset owned by us or any of our pass-through subsidiaries will be treated as inventory or property held for sale to customers, and that a sale or other disposition of any such asset will not be made in our ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. We cannot assure you that any property in which we hold a direct or indirect interest will not be treated as inventory or property held for sale to customers, or that we will comply with certain safe-harbor provisions of the Code that would prevent such treatment.

  •
  Fifth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

  •
  Sixth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

  •
  Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

  •
  Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the C corporation's basis in the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

  •
  Tenth, our subsidiaries that are C corporations, including our "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their earnings.

  •
  Eleventh, we will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." See "—Penalty Tax." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our customers by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations.

  •
  Twelfth, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized and have operated in a manner that has or, as applicable, will allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. A description of the share ownership and transfer restrictions relating to our outstanding common stock is contained in the discussion in this prospectus under the heading "Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. To monitor compliance with the stock ownership requirements, we are generally required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in "—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies."

        We generally have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own and operate certain properties through subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to customers of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. A REIT's ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        A significant portion of the value of our properties is attributable to structural components related to the provision of electricity, heating ventilation and air conditioning, humidification regulation, security and fire protection, and telecommunication infrastructure. We have received a private letter ruling from the IRS holding, among other things, that our buildings, including the structural components, constitute real property for purposes of the gross income tests and asset tests. We are entitled to rely upon that private letter ruling only to the extent that we did not misstate or omit a material fact in the ruling request we submitted to the IRS and that we operate in the future in accordance with the facts described in that request. Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling. If, despite the private letter ruling, the IRS were to determine that structural components at our properties constituted personal property rather than real property, a significant portion of our rent would not constitute rents from real property and we would fail to satisfy the 75% and 95% gross income tests.

        Rents we receive from a customer will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate customer, or, if the customer is a corporation, 10% or more of the voting power or value of all classes of stock of the customer. Rents we receive from such a customer that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other customers for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other customers is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary. To the extent any rent from a lease with a taxable REIT subsidiary does not satisfy the 90% rental exception described above, our receipt of such rent would not qualify under the gross income tests;

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property"; and

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  We generally do not operate or manage the property or furnish or render services to our customers, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our customers without causing the rent we receive from those customers to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to customers. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.

        The private letter ruling we received from the IRS held that certain services that we will provide to our customers directly would not prevent the rent received from those properties as constituting rents from real property. The private letter ruling specifically addressed services related to utilities; controlled humidity; security; fire protection; common area maintenance; management, operation and maintenance, and repair of the major building systems and components of the data system buildings (including structural components); acceptance of customer deliveries; parking for customers and their visitors; and telecommunication infrastructure to allow customers to connect to third-party telecommunication providers. The private letter ruling was based, in part, on our representation that those services are customarily rendered in connection with the rental of comparable buildings in the geographic market in which our buildings are located. Our ability to rely upon the private letter ruling is dependent on the accuracy of that representation and on our not misstating or omitting another material fact in the ruling request we submitted to the IRS. Moreover, the IRS, in its sole discretion, may decide to revoke the private letter ruling. If, despite the private letter ruling, the IRS were to determine that services we directly provide at our properties were not "usually and customarily rendered" in connection with the rental of real property, the rent from our property would not constitute rents from real property and we would likely fail to satisfy the 95% and 75% gross income tests. We intend to provide any services that are not "usually and customarily rendered" or that are for the benefit of a particular customer in connection with the rental of real property through our TRS or through an "independent contractor." Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% gross income tests. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test.

        We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Our Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership's investment objectives. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. We cannot assure you that we can comply with certain safe-harbor provisions of the Code that would prevent the imposition of the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our customers by a taxable REIT subsidiary of ours, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        From time to time, our taxable REIT subsidiary provides services to our customers. We believe we have set, and we intend to set in the future, the fees paid to our taxable REIT subsidiaries for such services at arm's-length rates, although such rates may not satisfy any of the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for customer services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Our operating partnership currently owns 100% of the securities of a corporation that has elected, together with us, to be treated as our taxable REIT subsidiary. So long as this corporation qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiary and our other securities (other than those securities includable in the 75% asset test) has not exceeded, and in the future will not exceed, 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our operating partnership) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. Accordingly, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in our operating partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. As described above in "—Taxation of Our Company—Income Tests," we have received a ruling from the IRS holding that our buildings (including certain structural components) will constitute real property for purposes of the asset tests. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, we cannot assure you that the IRS will not contend that any of our assets or our interests in the securities violate the REIT asset requirements. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful, or will not require a reduction in our operating partnership's overall interest in an issuer. If we fail to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our operating partnership's overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after-tax net income, if any, from foreclosure property; minus

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  the excess of the sum of certain items of non-cash income over 5% of our "REIT taxable income."

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner of our operating partnership, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our federal income or excise tax liability.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

        Pursuant to recent guidance issued by the IRS, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of distributions by a REIT could be paid in shares of its stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e. , the cash and the stock portion) as ordinary income (subject to limited exceptions), to the extent of our current and accumulated earnings and profits for federal income tax purposes, as described under the headings "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Distributions Generally" and "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Non-U.S. Stockholders—Distributions Generally." As a result, our stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

        Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. See "—Federal Income Tax Considerations for Holders of Our Common Stock—Taxation of Taxable U.S. Stockholders—Tax Rates" for a discussion of the scheduled "sunset" of the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

        General.    All of our investments are held indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies which we believe have been and will continue to be treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See "—Taxation of Our Company."

        Entity Classification.    Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities). For example, an entity that would otherwise be treated as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a "publicly traded partnership" and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that our operating partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of Our Company—Asset Tests" and "—Taxation of Our Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of our operating partnership or a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment.

        Allocations of Income, Gain, Loss and Deduction.    The net income and loss of our operating partnership are allocated in accordance with the terms of the partnership agreement. In general, the net income of our operating partnership is allocated first to us to reverse certain prior net losses (if any) and then to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership. In general, net loss is allocated first to us and to holders of partnership units in accordance with our respective percentage interests in our operating partnership until the capital account in the relevant units is reduced to zero and then to us as general partner in the amount of any remaining net loss. Certain limited partners have guaranteed debt of our operating partnership, indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guaranties or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

        If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        Our operating partnership may, from time to time, acquire interests in property in exchange for interests in our operating partnership. In that case, the tax basis of these property interests generally carries over to the operating partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the "traditional method" for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (i) will or could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in (ii) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See "—Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust" and "—Taxation of Our Company—Annual Distribution Requirements." With respect to properties contributed to our operating partnership subsequent to the contribution of the initial properties, we and our operating partnership have agreed to account for book tax differences using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the general partner under the partnership agreement.

        Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Federal Income Tax Considerations for Holders of Our Common Stock

        The following summary describes the principal federal income tax consequences to you of acquiring, owning and disposing of our common stock. This summary assumes you hold shares of our common stock as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity;

  •
  stockholders subject to the alternative minimum tax;

  •
  regulated investment companies and REITs;

  •
  non-U.S. governments and international organizations;

  •
  non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations;

  •
  broker-dealers or dealers in securities or currencies;

  •
  U.S. expatriates;

  •
  persons holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction; or

  •
  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar.

        If you are considering acquiring our common stock, you should consult your tax advisors concerning the application of federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of our common stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

        When we use the term "U.S. stockholder," we mean a holder of shares of our common stock who, for federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, including an entity treated as a corporation for federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If you hold shares of our common stock and are neither a U.S. stockholder nor a partnership for federal income tax purposes, you are a "non-U.S. stockholder."

        If a partnership or other entity treated as a partnership for federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Stockholders

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See "—Tax Rates"

below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

        To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder's adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with recent IRS guidance, generally will be taxable to the recipient U.S. stockholder to the same extent as if paid in cash.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of our common stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's income as long-term capital gain;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, described in "—Tax Rates" below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Common Stock.    If a U.S. stockholder sells or disposes of shares of common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares. This gain or loss, except as provided below, will be a long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. stockholder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

        Tax Rates.    The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Medicare Tax on Unearned Income.    Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock for taxable years beginning after December 31, 2012. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.

        Foreign Accounts.    Certain future payments made to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock and the effective date of such provision. See "—Taxation of Non-U.S. Stockholders—Foreign Accounts."

        Information Reporting and Backup Withholding.    We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income, or UBTI, to a tax-exempt stockholder, except as described below. This income or gain will be UBTI, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, "debt-financed property" is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The following discussion addresses the rules governing federal income taxation of the acquisition, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. stockholder in light of its particular circumstances. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the acquisition, ownership and disposition of shares of our common stock, including any reporting requirements.

        Distributions Generally.    Distributions (including any taxable stock dividends) that are neither attributable to gains from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business will generally not be subject to withholding but will be subject to federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        Except as otherwise provided below, we expect to withhold federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  (2)
  the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. stockholder's trade or business.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's common stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. stockholder's adjusted basis in such common stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests.    Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to federal income taxation, unless:

  (1)
  the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of "U.S. real property interests," or USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S.

stockholder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. stockholder's federal income tax liability. However, any distribution with respect to any class of stock that is "regularly traded" on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions will generally be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of the common stock held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders would be able to offset as a credit against their federal income tax liability their proportionate share of the tax that we paid on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax that we paid exceeds their actual federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

        Sale of Our Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to federal income taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a "U.S. real property holding corporation," or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our common stock will not, however, constitute a USRPI so long as we are a "domestically controlled qualified investment entity." A "domestically controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot guarantee, that we are a "domestically controlled qualified investment entity." Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a "domestically controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (a) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder's U.S. trade or business or (b) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. stockholder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), subject to an exception applicable to "regularly traded" stock if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).

        Even if we do not qualify as a "domestically controlled qualified investment entity" at the time a non-U.S. stockholder sells our common stock, gain arising from the sale or other taxable disposition by a non-U.S. stockholder of such stock would not be subject to federal income taxation under FIRPTA as a sale of a USRPI if:

  (1)
  such class of stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. stockholder owned, actually and constructively, 5% or less of such class of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not "regularly traded" on an established securities market, the purchaser of such common stock would generally be required to withhold and remit to the IRS 10% of the purchase price.

        Information Reporting and Backup Withholding Tax.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder's country of residence.

        Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a U.S. person.

        Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

        Foreign Accounts.    Withholding taxes may apply to certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

        Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

        State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT, the exercise of redemption rights with respect to the partnership units and an investment in our common stock.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain matters of Maryland law, including the validity of the securities offered hereby, will be passed upon for us by Venable LLP, Baltimore, Maryland.

EXPERTS

        The consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2010 and 2009, and the related consolidated statements of operations and cash flows for the period from September 28, 2010 through December 31, 2010, the period from January 1, 2010 through September 27, 2010, and the years ended December 31, 2009 and 2008, and stockholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule, Schedule III Real Estate and Accumulated Depreciation, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

4,000,000 Shares

CoreSite Realty Corporation

Common Stock

PROSPECTUS SUPPLEMENT

October 28, 2015

Citigroup

Jefferies